040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the Office of	Business Number E0620082010-4
Secretary of State, State Of Nevada	Filing Number 20100954429-16
	Filed On 12/27/2010
	Number of Pages 1

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: ATVROCKN

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ (Name)

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

JEFFREY CHAD GUIDRY
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
9836 TWILIGHT WALK AVE	LAS VEGAS	Nevada	89149
Mailing Address (if different from street address):		Nevada	

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 — Par value per share: $ 0.001 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) JEFFREY CHAD GUIDRY (Name)

Street Address	City	State	Zip Code
9836 TWILIGHT WALK AVE	LAS VEGAS	NV	89149

2) ______ (Name)

Street Address	City	State	Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Name: JEFFREY CHAD GUIDRY — X JEFFREY CHAD GUIDRY (**Incorporator Signature**)

Address	City	State	Zip Code
9836 TWILIGHT WALK AVE	LAS VEGAS	NV	89149

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X JEFFREY CHAD GUIDRY — 12/27/2010
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.